EXHIBIT 11


Statement re:  Computation of Per Share Earnings

                                                                                       Three Months              Nine Months
                                                                                           Ended                    Ended
                                                                                       March 31, 1998          March 31, 1998
                                                                                     ----------------         ----------------
1.       Net income                                                                  $        818,830         $      2,048,611
                                                                                     ================         ================
2.       Weighted average common shares
         outstanding*                                                                       1,720,340                1,714,237

3.       Contingently issuable shares:

           Recognition and Retention Plan                                                      92,378                   92,378

4.       Total weighted average common shares and  contingently  issuable shares
         outstanding for basic earnings per share computation                               1,812,718                1,806,615

5.       Earnings per share*                                                         $           0.45         $           1.13
                                                                                     ================         ================
6.       Weighted  average  common  shares  and  contingently   issuable  shares
         outstanding                                                                        1,812,718                1,806,615

7.       Dilutive  shares  utilizing the treasury  stock  method(average  market
         price) regarding stock options                                                       139,541                  131,669

8.       Total weighted  average common shares  outstanding for diluted earnings
         per share computation                                                              1,952,259                1,938,284

9.       Earnings per common share - assuming
         dilution                                                                    $           0.42         $           1.06
                                                                                     ================         ================

* The weighted average common shares outstanding has been computed in accordance with SOP 93-6, which requires the exclusion of ESOP shares, totaling 72,923 at March 31, 1998 that have not been committed to be released, from earnings per share computations.